UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 29, 2004

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 East Broadway, Gardner, Massachusetts 01440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2004, the stockholders of Precision Optics Corporation, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated 1997 Incentive Plan to increase (a) the total number of shares of common stock that may be issued under the plan to 1,500,000 and (b) the maximum number of shares that may be granted to any person to 600,000 shares per year. The Company’s Board of Directors had previously approved such amendment, subject to the approval of the stockholders. The plan allows for the grant of stock options to selected employees, directors and other persons who provide services to the Company or its affiliates. A copy of the Amended and Restated 1997 Incentive Plan is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On November 29, 2004, each of the Company’s non-executive directors, Edward A. Benjamin, Joel R. Pitlor and Robert R. Shannon, was granted a non-statutory option to purchase 5,000 shares of common stock of the Company at an exercise price of $0.87 per share. The options are immediately exercisable and expire on November 29, 2014. Each grant was made using the Company’s standard form of stock option under the Amended and Restated 1997 Incentive Plan. A copy of the Company’s standard form of stock option is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit Number    Title

99.1                       Amended and Restated 1997 Incentive Plan

99.2                       Form of Stock Option under the Amended and Restated 1997 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: November 30, 2004	By:	/s/ Jack P. Dreimiller
Name: Jack P. Dreimiller
Title: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                 Description

99.1               Amended and Restated 1997 Incentive Plan

99.2               Form of Stock Option under the Amended and Restated 1997 Incentive Plan